Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-177189) and Registration Statements on Form S-8 (File Nos. 333-173214, 333-149558, 333-121570 and 333-71024) of our report dated March 30, 2012 with respect to the consolidated financial statements of International Mining Machinery Holdings Limited included in the Current Report on Form 8-K/A of Joy Global Inc. dated April 27, 2012.

Ernst & Young
Hong Kong
April 27, 2012